Texas Mineral Resources Corp. 10-K/A

Exhibit 31.4. Certification by Chief Financial Officer

I, Wm Chris Mathers, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Texas Mineral Resources Corp; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 23, 2025

/s/ Wm Chris Mathers
Wm Chris Mathers, Chief Financial Officer